                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by Rule
     14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SECTION 240.14a-11(c) or SECTION 240.14a-12

                    Alaska Communications Systems Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5) Total fee paid:
     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     --------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
     --------------------------------------------------
     (3)  Filing Party:
     --------------------------------------------------
     (4)  Date Filed:
     --------------------------------------------------

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

                            510 L. STREET, SUITE 500
                             ANCHORAGE, ALASKA 99501

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2001


To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. on Friday, June 15, 2001, beginning at 10:00 a.m. local time, at the Company's offices at 3900 Denali Street, Anchorage, Alaska 99503, second floor conference room. At the meeting, stockholders will be asked to consider and vote on the following proposals:

        1. To elect Charles E. Robinson, W. Dexter Paine, III, Saul A. Fox, Carl H. Marrs, Byron I. Mallott, Wray T. Thorn and Brian Rogers as Directors for one-year terms expiring at the 2002 Annual Meeting; and

        2. To act upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2001; and

        3. To transact any other business that may properly come before the annual meeting.

        Stockholders of record at the close of business on April 20, 2001 will be entitled to vote at the annual meeting. During the ten days prior to the annual meeting, a list of such stockholders will be available for inspection at the offices of Alaska Communications Systems Group, Inc., 510 L Street, Suite 500, Anchorage, Alaska 99501.

        Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us in the envelope provided.

        This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also providing copies of our 2000 Annual Report to Stockholders and Annual Report on Form 10-K for the 2000 fiscal year in order to provide you with additional information about us. We encourage you to read the proxy statement and the other information carefully.

                                        /s/ Leonard A. Steinberg
                                        ---------------------------
                                        Leonard A. Steinberg
                                        General Counsel and Corporate Secretary


         ---------------------------------------------------------------
          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED
            PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
         ---------------------------------------------------------------

                                 PROXY STATEMENT

                                 ---------------

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

                                   -----------

                                TABLE OF CONTENTS

PROXY STATEMENT...............................................................1
   Date, Time and Place of Meeting............................................1
   Proposals to be Considered by You at the Annual Meeting....................1
   Information About the Proxy Statement......................................1
   Information About Voting...................................................1
   Information About Quorum...................................................2
   Number of Votes Necessary for Each Proposal to be Approved.................2
   Costs of Proxies...........................................................2
   Information You Should Rely Upon When Casting Your Vote....................3
   Stockholder Proposals for 2002 Annual Meeting..............................3

PROPOSAL ONE: ELECTION OF DIRECTORS...........................................4
   Nominees for Directors.....................................................4
   Executive Officers.........................................................6
   Certain Relationships and Related Transactions.............................7
   Section 16(a) Beneficial Ownership Reporting Compliance....................8
   The Board of Directors and Committees of the Board.........................8
   Audit Committee............................................................8
   Report of the Audit Committee..............................................9
   Compensation and Personnel Committee.......................................9
   Executive Committee........................................................9
   Security Ownership of Certain Beneficial Owners and Management............10
   Summary of Executive Compensation.........................................12
   Option Grants in Last Fiscal Year.........................................14
   Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values..................................................15
   Pension Plans.............................................................16
   Compensation of Directors.................................................16
   Employment Contract, Termination of Employment and Change in
       Control Agreements....................................................16
   Compensation Committee Interlocks and Insider Participation...............18
   Report of Compensation and Personnel Committee Executive Compensation.....19
   Impact of Internal Revenue Code Section 162(m)............................20
   Performance Graph.........................................................22

PROPOSAL TWO: APPOINTMENT OF AUDITORS........................................23

OTHER MATTERS................................................................23

Alaska Communications Systems Group, Inc. Charter of the
Audit Committee......................................................Appendix A

                                 PROXY STATEMENT

                                 --------------

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

                             510 L STREET, SUITE 500
                             ANCHORAGE, ALASKA 99501

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 2001

              INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

DATE, TIME AND PLACE OF MEETING

        The annual meeting will be held on Friday, June 15, 2001 beginning at 10:00 a.m. local time in the Company's second floor conference room at 3900 Denali Street, Anchorage, Alaska 99503.

PROPOSALS TO BE CONSIDERED BY YOU AT THE ANNUAL MEETING

        At the annual meeting, you will be asked to vote on the following proposals:

        Proposal 1: To elect Charles E. Robinson, W. Dexter Paine, III, Saul A.
                 Fox, Carl H. Marrs, Byron I. Mallott, Wray T. Thorn and Brian Rogers as Directors for one-year terms expiring at the 2002 Annual Meeting; and

        Proposal 2: To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2001.

INFORMATION ABOUT THE PROXY STATEMENT

        The Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). This proxy statement contains summarized information required to be provided to stockholders under the Securities and Exchange Commission rules. This proxy statement is designed to assist stockholders in voting their shares. On April 27, 2001 we began mailing the proxy materials to all stockholders of record at the close of business on April 20, 2001.

INFORMATION ABOUT VOTING

        Stockholders of record as of the close of business on April 20, 2001 will be entitled to vote their shares at the annual meeting. Each share is entitled to one vote at the meeting. At the close of business on April 20, 2001, there were 31,470,015 outstanding shares of our common stock, par value $0.01 per share.

        o BY PROXY: You can vote by completing, signing and dating the enclosed proxy card and returning it by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as indicated. If you sign your cards without indicating how you wish to vote, all of your shares will be voted:

                o       FOR all of the nominees for Director;

                o FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2001 fiscal year; and

                o at the discretion of your proxies on any other matter that may be properly brought before the annual meeting.

        o       IN PERSON: You may attend the annual meeting and vote in person.

        REVOCATION: You may revoke your proxy before it is voted at the meeting by:

                o filing a written notice of revocation dated after the proxy date with Alaska Communications Systems Group, Inc., c/o Leonard A. Steinberg, General Counsel and Corporate Secretary;

                o sending Alaska Communications Systems Group, Inc., Leonard A. Steinberg, General Counsel and Corporate Secretary, a later dated proxy for the same shares of common stock; or

                o       attending the annual meeting AND voting in person there.

        The address to send such correspondence is: Alaska Communications Systems Group, Inc., Leonard A. Steinberg, General Counsel and Corporate Secretary, 510 L Street, Suite 500, Anchorage, Alaska 99501.

        Mellon Investor Services will act as inspector of election and tabulator of votes for bank, broker and other stockholder of record proxies.

INFORMATION ABOUT QUORUM

        Holders of a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors must be present at the meeting, in person or by proxy, for a quorum to be present. If a quorum is not present, the Chairman of the Board of Directors or a majority in interest of the stockholders entitled to vote there at may adjourn the annual meeting.

        Shares present either by proxy or in person that reflect abstentions or broker non-votes will be counted toward a quorum. Broker "non-votes" occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

NUMBER OF VOTES NECESSARY FOR EACH PROPOSAL TO BE APPROVED

        Proposal One: Election of Directors - The seven persons nominated for Director receiving the most votes will be elected. Broker non-votes and abstentions will not affect the election of Directors except to the extent that failure to vote for an individual results in another individual receiving a larger proportion of votes.

        Proposal Two: Ratification of Independent Auditors - The ratification of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2001 must receive an affirmative vote from a majority of the shares of common stock that are present in person or by proxy and are voting on such proposal. Broker non-votes and abstentions will reduce the absolute number but not the percentage of the votes needed for approval. They will not be counted as votes for or against this proposal.

COSTS OF PROXIES

        In addition to mailing this proxy statement to you, we may also make additional solicitations by telephone, facsimile or other forms of communication. We will reimburse brokers, banks and other nominees who hold stock for other beneficial owners for their expenses related to forwarding these proxy materials to those beneficial owners. We will bear the entire cost of the solicitation.

INFORMATION YOU SHOULD RELY UPON WHEN CASTING YOUR VOTE

        You should rely only on the information contained in this proxy statement or incorporated by reference when voting on these matters. We have not authorized anyone to give any information or to make any representation in connection with this proxy solicitation other than those contained in or incorporated by reference in this proxy statement. You should not rely on such information or representation as having been authorized by us. You should not infer under any circumstances that because of the delivery of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date on this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

       The annual meeting of stockholders for 2002 is tentatively scheduled to be held on June 14, 2002. In order for stockholder proposals to be included in the proxy statement for the 2002 annual meeting, we must receive them no later than January 14, 2002. Stockholder proposals must be in compliance with Rule 14a-8 under the Exchange Act and with our bylaws. They must also be submitted in writing by notice delivered to the Corporate Secretary, Alaska Communications Systems Group, Inc., 510 L Street, Suite 500, Anchorage, Alaska 99501. These notices must set forth:

        o       the stockholder's name and address;

        o       the text of the proposal to be introduced;

        o the number of shares of our common stock the stockholder held of record, owned beneficially and represented by proxy as of the date of the notice; and

        o a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

        In addition, any stockholder who meets the requirements of the proxy rules under the Exchange Act may nominate a candidate for Director or may bring other business before the annual meeting of stockholders for 2002. For other such business to be included in the proxy materials, it must meet the additional requirements set forth in the paragraph above. Any such nomination or other business must be submitted in writing by notice delivered to the Corporate Secretary, Alaska Communications Systems Group, Inc., 510 L Street, Suite 500, Anchorage, Alaska 99501 not later than January 14, 2002.

       For Director nominations, the stockholder's notice must list all information relating to the nominee that is required to be disclosed in solicitations of proceeds for election of directors in an election contest, or that is required under the Exchange Act. This includes the nominee's written consent to serving as a Director, if elected. For other business, the stockholder's notice must include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting. It must also describe any material interest that the stockholder or beneficial owner has in that business. In both cases, the stockholder's notice must also set forth, both as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

        o the name and address of such stockholder and of such beneficial owner, as they appear on our books; and

        o the number of each class of our shares which are owned beneficially and of record by such stockholder and such beneficial owner.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

        Seven Directors will be elected at the 2001 annual meeting to serve until the annual meeting of stockholders in 2002. The seven nominees for Director are Charles E. Robinson, W. Dexter Paine, III, Saul A. Fox, Carl H. Marrs, Byron I. Mallott, Wray T. Thorn, and Brian Rogers. Each of them is an incumbent director. The table below contains certain biographical information about each of the Directors and the executive officers of the Company. The Directors have consented to serve if elected, but should any nominee be unavailable to serve, each stockholder's proxy will vote for the substitute nominee recommended by the Board of Directors.

        Vote Required. The seven persons nominated for Director receiving the most votes will be elected.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PERSONS NOMINATED FOR DIRECTOR IN PROPOSAL ONE.

NOMINEES FOR DIRECTORS

        The table below sets forth certain information about those persons who currently serve as directors of the Company and who have been nominated to serve as directors until the annual meeting of stockholders in 2002.

  DIRECTOR NOMINEE                    BUSINESS EXPERIENCE OF DIRECTOR NOMINEES

Charles E.            Mr. Robinson has served as a Director and as our Chairman and Chief
Robinson              Executive Officer since May 1999. Mr. Robinson has over four decades of
Chairman and Chief    experience in the telecommunications industry and was instrumental in
Executive Officer     creating Alaska's long distance communications systems, including the
                      White Alice Communications System, beginning in the late 1950's.
Director since 1999   Between 1979 and 1982, Mr. Robinson served as President of Alascom, the
Age: 67               state's primary long distance carrier at the time. Under his guidance,
                      Alascom developed the first statewide long distance service network in
                      Alaska, connecting with more than 27 independent local companies. Mr.
                      Robinson served as President and Chief Operating Officer of Pacific
                      Telecom from 1981 until its sale to Century Telephone Enterprises, Inc.,
                      (or Century), in 1997 and was appointed Chairman and Chief Executive
                      Officer in 1989. Mr. Robinson remained as President and Chief Executive
                      Officer of Pacific Telecom until February 1999. Mr. Robinson has been a member of the National Security Telecommunications Advisory Committee
                      for the last 18 years, having been appointed by President Reagan. Mr.
                      Robinson has also served on the Board of Directors of the United States
                      Telecommunications Association from 1993 to 1995 and from 1999 to present. Mr. Robinson currently serves on the Board of Directors of WJ
                      Communications, Inc. (NASDAQ - WJCI).

W. Dexter Paine, III  Mr. Paine, a Director since July 1998, was a Co-founder of Fox Paine &
                      Company, LLC and has served as President since its inception in 1997.
Director since 1998   From 1994 until founding Fox Paine & Company, Mr. Paine served as a
Age: 40               senior partner of Kohlberg and Company. Prior to joining Kohlberg and
                      Company, Mr. Paine served as a general partner at Robertson Stephens and
                      Company. Mr. Paine has a B.A. in economics from Williams College. Mr.
                      Paine currently serves as Chairman of the Board of Directors of WJ
                      Communications, Inc. (NASDAQ - WJCI).

Saul A. Fox           Mr. Fox, a director since May 1999, was a Co-founder of Fox Paine &
                      Company, LLC and has served as Chief Executive Officer since its
Director since 1999   inception in 1997.  From 1984 until founding Fox Paine & Company, Mr.
Age: 47               Fox was at Kohlberg Kravis and Roberts and Co. Prior to joining KKR,
                      Mr. Fox was an attorney at Latham and Watkins, a law firm headquartered in Los Angeles, California. Mr. Fox has a B.S. in communications and computer science from Temple University and a J.D. from the University of Pennsylvania Law School.

DIRECTOR NOMINEE                    BUSINESS EXPERIENCE OF DIRECTOR NOMINEES

Carl H. Marrs         Mr. Marrs, a director since July 1999, is President and Chief Executive
                      Officer of Cook Inlet Region, Inc.  Mr. Marrs has been with Cook Inlet
Director since 1999   for approximately 25 years.  During that period Mr. Marrs has been
Age: 51               employed in a series of management positions, culminating in his appointment as President in 1986.  Mr. Marrs attended the Stanford
                      University School of Business for Executives in 1983 and the Amos Tuck
                      School of Business at Dartmouth College in 1986.

Byron I. Mallott      Mr. Mallott, a director since January 2000, is the President and Chief
                      Executive Officer of the First Alaskans Foundation.  From 1995 until
Director since 1999   January 2000, Mr. Mallott served as the Executive Director of the Alaska
Age:  58              Permanent Fund Corporation.  Prior to joining the Alaska Permanent Fund
                      Corporation, Mr. Mallott served in various capacities, including
                      Director, Chairman and President and Chief Executive Officer of Sealaska
                      Corporation over a period of nearly 20 years.  Mr. Mallott has also served in various appointed and elected political positions.

Wray T. Thorn         Mr. Thorn, a director since January 2000, has also been a director with
                      Fox Paine & Company, LLC since January 2000.  From 1996 until joining
Director since 2000   Fox, Paine and Company, Mr. Thorn was a principal and founding member of
Age:  29              Dubilier and Company.  Prior to joining Dubilier and Company, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities,
                      Inc.  Mr. Thorn is a graduate of Harvard University. Mr. Thorn currently serves on the Board of Directors of WJ Communications, Inc. (NASDAQ -
                      WJCI).

Brian Rogers          Mr. Rogers, a director since February 2001, is currently Principal
                      Consultant and Chief Financial Officer for Information Insights, Inc., a
Director since 2001   management and public policy consulting firm. Mr. Rogers served as Vice
Age:  50              President of Finance for the University of Alaska Statewide System from
                      1988 to 1995.  Mr. Rogers is a former state legislator, who served in the Alaska State House of Representatives from 1979 to 1982.  Mr. Rogers chaired the State of Alaska Long-Range Planning Commission during 1995 and 1996, and currently, as a Regent of the University of Alaska, serves as Chair of the University's Audit Committee.  He holds a Master in
                      Public Administration degree from the Kennedy School of Government,
                      Harvard University.

EXECUTIVE OFFICERS

        The table below sets forth certain information about those persons currently serving as our executive officers and two persons who served as executive officers during 2000 but left the Company prior to December 31, 2000. Biographical information on Charles E. Robinson, our Chairman and Chief Executive Officer, is included above in the section "Nominees for Directors."

     NAME AND TITLE                      BUSINESS EXPERIENCE OF EXECUTIVE OFFICER

Wesley E. Carson           Mr. Carson, our President and Chief Administrative Officer, has
   President and Chief     been with the Company since its inception. Mr. Carson has held his
   Administrative Officer  current position since November 2000.  On October 7, 1999, Mr.
   Age: 50                 Carson (previously an Executive Vice President) was appointed
                           President and Chief Operating Officer, and served in that capacity until assuming his current role. Mr. Robinson had previously held the title of President.  Mr. Carson has over 20 years of
                           telecommunications experience. He began his career in
                           telecommunications in 1980 with TRT Telecommunications
                           Corporation, an international data and voice carrier located in
                           Washington, D.C. that was acquired by Pacific Telecom in 1988.
                           From 1989 to 1998, Mr. Carson served as the Vice President of
                           Human Resources for Pacific Telecom. From July 1998 to May 1999,
                           Mr. Carson served as the Executive Vice President of LEC
                           Consulting. Mr. Carson holds a B.A. in international relations from Brigham Young University, a Master of Public Administration
                           degree from the University of Illinois-Springfield and a J.D. from
                           Georgetown University.

John R. Ayers              Mr. Ayers serves as our Executive Vice President and Chief
   Executive Vice          Operating Officer, a position he has held since November 2000. Mr.
   President and Chief     Ayers joined ACS Group as Senior Vice President of Marketing and
   Operating Officer       Sales in May 1999 and served in that capacity until assuming his
   Age : 58                current role. Mr. Ayers has more than 20 years of experience in the telecommunications industry. As President and co-founder of
                           e.Net, Ltd. in 1996, Mr. Ayers served as a consultant to a variety of established and start-up businesses. From February 1983 through
                           March 1996, Mr. Ayers held various leadership positions with Pacific
                           Telecom and its subsidiaries, including Executive Vice President of
                           Pacific Telecom Services Company, with responsibility for strategic planning, marketing and business development, and Executive Vice
                           President and General Manager of Alascom, Inc., Alaska's largest interexchange carrier. Mr. Ayers holds a bachelor's degree in management from Golden Gate University.

Kevin P. Hemenway          Mr. Hemenway has served as Senior Vice President, Treasurer and
   Senior Vice             Chief Financial Officer since November 2000. He joined ACS Group
   President, Treasurer    as Vice President and Treasurer in July 1999 and served in that
   and Chief Financial     capacity until assuming his current role.  Mr. Hemenway has over
   Officer                 10 years of prior experience in the telecommunications industry.
   Age: 40                 Before joining the Company, Mr. Hemenway served as the Chief
                           Financial Officer and Treasurer of Atlantic Tele-Network, Inc.
                           based in the U.S. Virgin Islands.  From January 1990 to October
                           1998, as an independent consultant, Mr. Hemenway performed financial, accounting, management and rate making consulting services for the telecommunications industry, principally for
                           Atlantic Tele-Network, Inc. and its subsidiaries. From 1986 through 1989, Mr. Hemenway was employed by Deloitte & Touche LLP as a CPA and manager, performing both audit and consulting services and from 1983 to 1986, was employed by Grant Thornton as a CPA and senior staff accountant. Mr. Hemenway graduated from
                           Creighton University in 1982 with a B.S.B.A., majoring in
                           accounting, and is a non-practicing CPA certificate holder registered in the State of Nebraska.

     NAME AND TITLE                      BUSINESS EXPERIENCE OF EXECUTIVE OFFICER


Leonard A. Steinberg       Mr. Steinberg serves as General Counsel and Corporate Secretary, a
   General Counsel and     position he has held since January 2001. Mr. Steinberg left
   Corporate Secretary     private practice in June 2000 to join ACS Group as a Senior
   Age: 47                 Attorney in the Corporate Legal Department. From 1998 to 2000,
                           Mr. Steinberg used his expertise in regulatory and administrative matters to represent telecommunications and energy clients of
                           Brena, Bell and Clarkson, P.C., an Anchorage, Alaska law firm.
                           Prior to that, Mr. Steinberg was a Partner in the firm of Hoise,
                           Wes, Sacks and Brelsford with offices in Anchorage, Alaska and San
                           Francisco, California. Mr. Steinberg practiced in the firm's
                           Anchorage office from 1996-1998 and in the firm's San Francisco office from 1988-1996 where he primarily represented large clients in oil and gas royalty and tax disputes. Mr. Steinberg holds a
                           Masters in Public Administration degree from Harvard University's
                           Kennedy School of Government, Masters of Business Administration
                           degree from U.C. Berkeley's Haas School of Business and a J.D.
                           from the University of California's Hastings College of Law.

Donn T. Wonnell            Mr. Wonnell, who served as our Executive Vice President, General
                           Counsel and Corporate Secretary since June 1999, left the Company in December 2000 for personal reasons.


Michael E. Holmstrom       Mr. Holmstrom, who served as our Senior Vice President and Chief
                           Financial Officer since February 1999, left the Company in
                           November 2000 for personal reasons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to a consulting agreement between Century and Mr. Robinson, Mr. Robinson provided consulting services during 2000 to Century with respect to its operations in Alaska and the lower 48 states. We do not believe that these services interfered with Mr. Robinson's fulfillment of his duties and responsibilities to us. We have agreed that Mr. Robinson will not participate in making any decisions relating to acquisitions by us in the lower 48 states during the term of his consulting agreement and for two years thereafter. This consulting agreement expired in November 2000.

        In connection with the completion of the acquisitions of Century's Alaska properties and ATU, members of management were given grants of our common stock. In connection with the stock grants, we loaned Messrs. Robinson and Carson approximately 40% of the fair market value of the grants on May 14, 1999 on a non-recourse basis. The largest aggregate amount of Mr. Robinson's indebtedness, including interest accrued thereon at 8%, was $447,026. The largest aggregate amount of Mr. Carson's indebtedness, including interest accrued thereon at 8%, was $221,193. Subsequently, we loaned Mr. Wonnell approximately 40% of the fair market value of the grants awarded him on July 31, 1999 on a non-recourse basis. The largest aggregate amount of Mr. Wonnell's indebtedness, including interest accrued thereon at 8%, was $126,022. We cancelled Mr. Robinson's, Mr. Carson's and Mr. Wonnell's indebtedness in early January of 2000. The proceeds of these loans, which were secured by the shares of our common stock owned by the individual borrowers, were to be used by those three individuals to pay taxes on the income deemed received in connection with the grants.

        Fox Paine & Company, LLC receives an annual management fee in the amount of 1% of our net income before interest expense, income taxes and depreciation and amortization, calculated without regard to the fee. This fee was $1,127,000 for 2000 and $635,000 for 1999. The fee is paid not later than March 31 of the year following that for which it was earned. As described above, Messrs. Fox and Paine are co-founders and officers of, and Mr. Thorn is a director of Fox Paine & Company, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Federal securities laws require executive officers, directors, and owners of more than ten percent of our common stock to file reports (Forms 3, 4, and 5) with the SEC and NASDAQ. These reports relate to the number of shares of our common stock that each own, and any change in their ownership. Based solely on our review of Forms 3 and 4 filed with the SEC and representations of the executive officers and directors, we believe all persons required to file such forms have done so in a timely manner during fiscal year 2000.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        Presently, there are seven members on the Board of Directors, six of whom are neither our officers nor our employees. The Directors are elected to serve for a one-year term. On January 3, 2000, the Board of Directors was expanded to include Byron I. Mallott. Jason B. Hurwitz resigned for personal reasons unrelated to us as Director in January of 2000 and, on January 18, 2000, he was replaced by Wray T. Thorn. On February 19, 2001 the Board of Directors was expanded to seven members and Mr. Brian Rogers was appointed as a Director.

        The Board of Directors met three times in 2000. Each Director attended 100% of the meetings held during 2000 for the period during which he was a Director except for Mr. Saul Fox, who attended 33% of the meetings held.

        During 2000, the Board of Directors carried out all of its duties necessary for our operation. On February 9, 2000, the Board of Directors established three standing committees: (1) Audit, (2) Compensation and Personnel and (3) Executive. The Company does not have a nominating committee or a committee performing the functions of a nominating committee. The membership and functions of the established standing committees is as follows:

AUDIT COMMITTEE

The Audit Committee consists of four Directors who are not employees of the Company. The Directors serving as committee members are Byron I. Mallott, Chair, Carl H. Marrs, Wray T. Thorn, and Brian Rogers. The Audit Committee met six times during 2000. All of the members attended at least 75% of the meetings held by the audit committee during their tenure on the committee except for Byron I. Mallott and Carl H. Marrs, who attended 67% of the meetings held. Three of the four members of the Committee are "independent" as required by and defined in the marketplace rules of the NASDAQ, on which our common stock is listed. The NASDAQ marketplace rules permit one member to be appointed to the Audit Committee who is not independent as defined by those rules under certain circumstances. Mr. Wray T. Thorn is not independent under the NASDAQ marketplace rules in that his employer, Fox Paine & Company, LLC, is the largest beneficial owner of our common stock. The Audit Committee considered Mr. Thorn's professional, financial and industry experience and has determined that it is in the Company's best interest that Mr. Thorn serve on the Audit Committee.

        The Board has approved a written charter for the Audit Committee, a copy of which is included in our Proxy Statement at Appendix A. The following summarizes the duties and responsibilities of the Audit Committee as delineated in that charter:

        o to recommend annually to the Board of Directors the appointment of our independent auditors;

        o to assess the continuing independence of the outside auditor appointed;

        o to discuss and review in advance the scope and the fees of our annual audit and review the results thereof prior to public release with our independent auditors and management;

        o recommend to the Board of Directors whether the audited financial statements should be included in the Company's Annual Report on Form 10-K;

        o to review with independent auditors and management and approve in advance of public release any quarterly financial statements to be included in the Company's quarterly Form 10-Q;

        o to review and approve non-audit services of our independent auditors;

        o to review compliance with our existing major accounting and financial reporting policies;

        o to review the adequacy of major accounting and financial reporting policies; and

        o to review the management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has prepared the following report on its activities with respect to ACS Group's audited financial statements for the fiscal year ended December 31, 2000 (the "Audited Financial Statements").

        o The Committee has reviewed and discussed the Audited Financial Statements with management;

        o The Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statements of Auditing Standards No. 61;

        o The Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche its independence from ACS Group; and

        o Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the Audited Financial Statements be included in ACS Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission.

        Submitted by members of the Audit Committee

        Byron I. Mallott, Chair
        Carl A. Marrs
        Brian Rogers
        Wray T. Thorn

COMPENSATION AND PERSONNEL COMMITTEE

        The members of the Compensation and Personnel Committee are Mr. W. Dexter Paine, III, Mr. Carl A. Marrs and Mr. Charles E. Robinson. During 2000, the Compensation and Personnel Committee of the Board of Directors met one time, at which all members were in attendance. The functions of the Compensation and Personnel Committee are as follows:

        o to review and approve annual salaries and bonuses and to recommend for approval by the Board of Directors grants of stock options under our stock incentive plans for all executive officers and other key members of management;

        o to review and approve a competitive total compensation program, including performance-based incentive programs focused on short and long-term objectives, that enables us to attract and retain key executive officers; and

        o to recommend for approval by the Board of Directors performance objectives that encourage sustained superior earnings performance and increase stockholder value.

EXECUTIVE COMMITTEE

        The Executive Committee consists of three Directors; Charles E. Robinson, Chair, W. Dexter Paine, III and Carl H. Marrs. The Executive Committee has been delegated the authority by the Board of Directors to exercise the powers of the Board of Directors, other than those reserved to the Audit Committee and the Compensation and Personnel Committee or to the full Board of Directors, between meetings of the full Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information about the only known beneficial owners of more than five percent of the Company's outstanding common stock as of March 31, 2001.

                        NAME AND ADDRESS OF               AMOUNT AND NATURE
 TITLE OF CLASS           BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP       PERCENT OF CLASS
----------------      ------------------------------   -----------------------       ----------------
ALSK                  Fox Paine Capital, LLC                       9,897,879  (1)         61.96%
                      c/o Fox Paine & Company, LLC
                      950 Tower Lane, Suite 501
                      Foster City, CA 94404

ALSK                  Fox Paine & Company, LLC                    16,492,802  (1)         52.41%
                      950 Tower Lane, Suite 501
                      Foster City, CA 94404

ALSK                  Fox Paine Capital Fund                      16,251,658  (1)         51.65%
                      c/o Fox Paine & Company, LLC
                      950 Tower Lane, Suite 501
                      Foster City, CA 94404

ALSK                  Cook Inlet Region, Inc.                      1,624,907               5.16%
                      P.O. Box 9330
                      Anchorage, AK 99209-3330

ALSK                  Franklin Resources, Inc.                     3,160,573  (2)         10.04%
                      777 Mariners Island Boulevard
                      San Mateo, CA 94404

ALSK                  Franklin Advisers, Inc.                      2,853,800  (2)          9.07%
                      777 Mariners Island Boulevard
                      San Mateo, CA 94404

(1) Fox Paine Capital, LLC is General Partner or Manager member of Fox Paine Capital Fund, FPC Investors, L.P., ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment IV, LLC, and ALEC Coinvestment Fund V, and possesses voting and investment power over all shares held by each of these entities. Fox Paine Capital, LLC is not the record owner of any shares of our common stock. Fox Paine & Company , LLC is the manager of Fox Paine Capital Fund, and FPC Investors, L.P. Fox Paine & Company, LLC is not the record owner of any shares of our common stock.

(2) Franklin Advisers, Inc and Franklin Management, Inc. are investment advisory subsidiaries of Franklin Resources, Inc. Franklin Resources, Inc. is not the record owner of any shares of our common stock.

        The following table sets forth the number of shares of our common stock beneficially owned as of April 17, 2001 by:

        o       each Director nominee;

        o       each executive officer named in the Summary Compensation Table;
                and

        o       all of the Directors and executive officers as a group.

                                               SHARES    OTHER BENEFICIAL    AQUIRABLE                        PERCENT
 TITLE OF CLASS    NAME OF BENEFICIAL OWNER     OWNED       OWNERSHIP      WITHIN 60 DAYS    TOTAL            OF CLASS
----------------   -------------------------  ---------  ----------------  --------------  ----------         --------
DIRECTORS:
ALSK               W. Dexter Paine                   -       19,598,879             -      19,598,879 (1)      62.28%
ALSK               Saul A. Fox                   4,690       19,598,879             -      19,603,569 (1)      62.30%
ALSK               Wray T. Thorn                     -       19,598,879             -      19,598,879 (1)      62.28%
ALSK               Carl H. Marrs                 7,500        1,624,907             -       1,632,407 (2)       5.19%
ALSK               Charles E. Robinson         290,788                -       989,582       1,280,370           3.94%
ALSK               Byron I. Mallot               3,338                -             -           3,338             *
ALSK               Brian Rogers                      -                -             -               -             *

NON-DIRECTOR EXECUTIVE OFFICERS:

ALSK               Wesley E. Carson            188,000                -       147,500         335,500           1.06%
ALSK               John R. Ayers                16,249                -       173,750         189,999             *
ALSK               Kevin P. Hemenway             2,199                -        57,249          59,448             *
ALSK               Leonard A. Steinberg             95                -         4,167           4,262             *
ALSK               Donn T. Wonnell              66,249                -       100,000         166,249             *
ALSK               Michael E. Holmstrom         17,978                -       110,000         127,978             *

ALSK               All directors and           597,086       21,223,786     1,582,248      23,403,120 (1)(2)   70.81%
                   executive officers as a
                   group (13 persons)

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1) Mr. Fox and Mr. Paine are members of Fox Paine Capital, LLC and share voting power of Fox Paine Capital, LLC. Mr. Thorn is a director of Fox Paine Capital, LLC. In addition Mr. Fox and Mr. Paine are the managing members of Bucks Capital, LLC and Mr. Thorn is a member. Bucks Capital is an investment vehicle created for the purposes of allowing selected members of Fox Paine & Company, LLC to invest primarily in selected portfolio companies in which investment funds managed by Fox Paine & Company, LLC invest. None of the shares shown as beneficially owned by Mr. Fox, Mr. Paine and Mr. Thorn are owned by record of these individuals. Mr. Fox, Mr. Paine and Mr. Thorn each disclaim beneficial ownership of the shares owned by Bucks Capital, LLC or the entities of which Fox Paine Capital, LLC is General Partner or Manager, except to the extent of their respective pecuniary interest therein.

(2) Mr. Marrs is President and Chief Executive Officer of Cook Inlet Region, Inc. Mr. Marrs disclaims beneficial ownership of the shares owned by Cook Inlet Region, Inc., except to the extent of his pecuniary interest therein.

SUMMARY OF EXECUTIVE COMPENSATION

        The table below sets forth a summary of the compensation we paid our Chief Executive Officer, the four additional most highly compensated executive officers who served in such capacities as of December 31, 2000 and the two additional most highly compensated executive officers who served in such capacities during the year ended December 31, 2000.

        The acquisitions of Century's Alaska properties and Anchorage Telephone Utility, or ATU, closed on May 14, 1999. Two of our executive officers, Wesley
E. Carson and Michael E. Holmstrom, were employed prior to that date by LEC Consulting Corporation, a company that was merged into one of our subsidiaries at closing. Other than Messrs. Carson and Holmstrom, none of our executive officers was compensated by us or any of our subsidiaries to any meaningful extent prior to May 14, 1999. As a result, individual information for Messrs. Carson and Holmstrom is provided for periods prior to and after May 14, 1999, but for our other executive officers is not provided for periods prior to May 14, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                -------------
                                                  ANNUAL COMPENSATION            SECURITIES
                                           ---------------------------------     UNDERLYING
                                           FISCAL                               STOCK OPTIONS     ALL OTHER
 NAME AND PRINCIPAL POSITION                YEAR      SALARY         BONUS        SHARES (1)    COMPENSATION
-----------------------------              ------    ---------     ---------    -------------   ------------
Charles E. Robinson                         2000     $ 500,011     $ 375,000        200,000        $ 869,267(3)(6)
  Chairman and Chief Executive Officer      1999       298,060       500,000      1,117,500        1,458,863(2)

Wesley E. Carson                            2000       200,013       150,000        110,000          411,193(6)
  President and Chief Administrative        1999       186,154       181,655        450,000          723,924(2)
  Officer

John R. Ayers                               2000       200,013        75,000         95,000           90,000(6)
  Executive Vice President and Chief        1999       115,392        60,278        300,000          198,290(2)
  Operating Officer

Kevin P. Hemenway                           2000       130,351        40,000        125,000                -
  Senior Vice President, Treasurer and      1999        61,446        45,000         35,000           55,208(2)
  Chief Financial Officer

Leonard A. Steinberg                        2000        60,750        17,500         20,000                -(7)
  General Counsel and Corporate             1999             -             -              -                -
  Secretary

Donn T. Wonnell                             2000       196,166        58,634        110,000          477,339(4)(6)
  Former General Counsel and                1999       110,776        58,634        300,000          506,000(2)
  Corporate Secretary

Michael E. Holmstrom                        2000       184,627             -         50,000          176,514(5)
  Former Senior Vice President and          1999       175,362        87,677        350,000          248,290(2)
  Chief Financial Officer

(1)     Options to purchase shares of common stock.

(2) In May and July 1999, Messrs. Robinson, Carson and Wonnell received common stock grants in the amounts of 172,729 shares for Mr. Robinson, 85,469 shares for Mr. Carson and 50,000 shares for Mr. Wonnell. The fair market value of these grants was established using a per share price of approximately $6.15. On September 28, 1999, Messrs. Carson, Wonnell, Holmstrom and Ayers each received a grant of stock options for 50,000 shares and Mr. Robinson received a grant of stock options for 100,000 shares. The exercise price per share was $6.1542 and the market price on the date of the grant $10.12. These shares vested on November 23, 1999 upon the completion of our initial public offering.

(3)     In 2000, Mr. Robinson received $82,241 for relocation costs.

(4) In 2000, Mr. Wonnell received $231,317 in termination benefits, including $21,647 for vested paid time off upon his voluntary termination.

(5) In 2000, Mr. Holmstrom received $24,898 for vested paid time off upon his voluntary termination.

(6) In January 2000, the Board of Directors cancelled certain indebtedness of Messrs. Robinson, Carson and Wonnell. Additionally the Board awarded to certain members of executive management a special nonrecurring cash bonus. Mr. Robinson's cancelled indebtedness, including interest accrued thereon, was $447,026 and his nonrecurring cash bonus was $340,000. Mr. Carson's cancelled indebtedness, including interest accrued thereon, was $221,193 and his nonrecurring cash bonus was $190,000. Mr. Wonnell's cancelled indebtedness, including interest accrued thereon, was $126,022 and his nonrecurring cash bonus was $120,000. Mr. Ayers was awarded a nonrecurring cash bonus of $90,000 and Mr. Holmstrom was awarded a nonrecurring cash bonus of $150,000. Messrs. Ayers and Holmstrom had no outstanding indebtedness with the Company.

(7) Mr. Steinberg joined ACS in June 2000 as Senior Attorney. He was appointed to his position as General Counsel and Corporate Secretary in January 2001. Consequently, six months of compensation at his former position are reflected in the table for 2000. His annual salary in his current position is $160,000.

OPTION GRANTS IN LAST FISCAL YEAR

        The table below sets forth information as of December 31, 2000 concerning the issuance of nonqualified stock options in the last fiscal year.

                                            Percentage of                                 Potential Realizable Values
                              Number of     Total Stock                                    at Assumed Annual Rates of
                             Securities       Options                                     Stock Price Appreciation for
                             Underlying     Granted to                                          Stock Option Term
                              Options       Employees in     Exercise or    Expiration    ----------------------------
Name                          Granted        Fiscal Year      Base Price        Date           5%               10%
------                       ----------     ------------     -----------    ----------    ----------         ---------
 Charles E. Robinson            33,334               1.9%      $ 14.2022      02/09/10       297,729           754,503 (1)
                                33,333               1.9%        14.2022      02/09/10       297,720           754,481 (2)
                                33,333               1.9%        14.2022      02/09/10       297,720           754,481 (3)
                                33,334               1.9%         5.5000      11/20/10       115,300           292,192 (1)
                                22,222               1.3%         5.5000      11/20/10        76,864           194,789 (2)
                                44,444               2.5%         5.5000      11/20/10       153,728           389,578 (3)

 Wesley E. Carson               16,667               1.0%        14.2022      02/09/10       148,864           377,252 (1)
                                16,666               1.0%        14.2022      02/09/10       148,856           377,229 (2)
                                16,667               1.0%        14.2022      02/09/10       148,864           377,252 (3)
                                20,000               1.1%         5.5000      11/20/10        69,178           175,312 (1)
                                15,000               0.9%         5.5000      11/20/10        51,884           131,484 (2)
                                25,000               1.4%         5.5000      11/20/10        86,473           219,140 (3)

 John R. Ayers                  11,667               0.7%        14.2022      02/09/10       104,206           264,078 (1)
                                11,666               0.7%        14.2022      02/09/10       104,197           264,056 (2)
                                11,667               0.7%        14.2022      02/09/10       104,206           264,078 (3)
                                20,000               1.1%         5.5000      11/20/10        69,178           175,312 (1)
                                15,000               0.9%         5.5000      11/20/10        51,884           131,484 (2)
                                25,000               1.4%         5.5000      11/20/10        86,473           219,140 (3)

 Kevin P. Hemenway               8,334               0.5%        14.2022      02/09/10        74,437           188,637 (1)
                                 8,333               0.5%        14.2022      02/09/10        74,428           188,615 (2)
                                 8,333               0.5%        14.2022      02/09/10        74,428           188,615 (3)
                                33,334               1.9%         5.5000      11/20/10       115,300           292,192 (1)
                                25,000               1.4%         5.5000      11/20/10        86,473           219,140 (2)
                                41,666               2.4%         5.5000      11/20/10       144,119           365,227 (3)

 Leonard A. Steinberg            3,334               0.2%        12.6250      06/20/10        26,471            67,083 (1)
                                 3,333               0.2%        12.6250      06/20/10        26,463            67,063 (2)
                                 3,333               0.2%        12.6250      06/20/10        26,463            67,063 (3)
                                 3,333               0.2%         5.5000      11/20/10        11,529            29,216 (1)
                                 2,500               0.1%         5.5000      11/20/10         8,647            21,914 (2)
                                 4,167               0.2%         5.5000      11/20/10        14,413            36,526 (3)

 Donn T. Wonnell                16,667               1.0%        14.2022      02/09/10       148,864           377,252 (1)
                                16,666               1.0%        14.2022      02/09/10       148,856           377,229 (2)
                                16,667               1.0%        14.2022      02/09/10       148,864           377,252 (3)
                                20,000               1.1%         5.5000      11/20/10        69,178           175,312 (1)
                                15,000               0.9%         5.5000      11/20/10        51,884           131,484 (2)
                                25,000               1.4%         5.5000      11/20/10        86,473           219,140 (3)

 Michael E. Holmstrom           16,667               1.0%        14.2022      02/09/10       148,864           377,252 (1)
                                16,666               1.0%        14.2022      02/09/10       148,856           377,229 (2)
                                16,667               1.0%        14.2022      02/09/10       148,864           377,252 (3)

(1) Time vesting options which vest on each anniversary of the grant date ratably over four years except for Mr. Robinson's, which vest over a period of three years. Messrs. Wonnell's and Holmstrom's time vesting options granted during 2000 were forfeited upon their termination.

(2) Company performance vesting options which vest at the end of the next four fiscal years after the grant date (next three fiscal years for Mr. Robinson) if corporate financial goals established under the stock incentive plans are met. Options which do not vest in any year due to failure to achieve the financial performance criteria in any fiscal year are eligible for vesting as of the end of the four fiscal year period if certain corporate financial goals established under the stock incentive plans are met. Any options not previously vested become vested on the tenth anniversary of the grant date. Although the Company did not meet the corporate financial goals for 2000, the Compensation and Personnel Committee recommended vesting for 2000 and the Board approved the recommendation. Messrs. Wonnell's and Holmstrom's Company performance vesting options granted during 2000 were forfeited upon their termination.

(3) Individual performance vesting options which vest at the end of the next four fiscal years after the grant date (next three fiscal years for Mr. Robinson) if the officer attains certain individual performance objectives. Any options not previously vested become vested on the tenth anniversary of the grant date. All of the officers employed by the Company at the end of the fiscal year met their individual performance objectives for 2000. Messrs. Wonnell's and Holmstrom's individual performance vesting options granted during 2000 were forfeited upon their termination.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The table below sets forth, on an aggregated basis:

        o information regarding the exercise of options to purchase our common stock by each of the named executive officers listed on the Executive Compensation table above; and

        o the value on December 31, 2000 of all unexercised options held by such individuals.

                                                       Number of Shares           Value of Unexercised
                                                    Underlying Unexercised        In-the-Money Options
                            Shares                Options at Fiscal Year End     at Fiscal Year End (1)
                          Acquired on    Value    ---------------------------  --------------------------
Name                       Exercise    Realized   Exercisable   Unexercisable  Exercisable  Unexercisable
-------------------       -----------  ---------  -----------   -------------  -----------  -------------
Charles E. Robinson          25,000    $ 114,895      797,777         494,723    $ 864,391      $ 507,771
Wesley E. Carson             90,000      633,042       98,333         371,667      105,164        394,324
John R. Ayers                     -            -      140,833         254,167      154,475        279,265
Kevin P. Hemenway                 -            -       45,333         114,667       56,013        157,340
Leonard A. Steinberg              -            -        3,333          16,667        2,917         14,583
Donn T. Wonnell                   -            -      100,000               -      109,580              -
Michael E. Holmstrom              -            -      110,000               -      120,538              -

(1) The fair market value of stock options as of December 31, 2000 was assumed to be $7.25 per share, based on the publicly traded value of the securities underlying the stock options.

PENSION PLANS

        All eligible employees of the company, including executive officers, participate in the Alaska Electrical Pension Plan ("AEP Plan"), a non-contributory, multi-employer defined benefit retirement plan administered by a board of trustees representing the member employers. The company makes contributions on the employees' behalf in accordance with schedules based on wage rates and job classifications. Participants receive a monthly benefit at retirement, payable for life based on specified criteria. The AEP Plan provides a benefit based on length of service and the level of contributions made on the employee's behalf. Actuarially equivalent alternative forms of benefits are available at the participant's election. Participants are entitled to receive full benefits upon retirement after age 58 with at least five years of service, at least one of which must be "future credited service" as defined in the plan. Participants are also entitled to receive reduced benefits upon early retirement after age 48 and at least five years of participation, of which at least three years must be future credited service. Estimated annual benefits upon retirement at normal retirement age for each of the named executive officers is as follows:

                                                  Normal
                                                Retirement
        Name                                      Benefit
        --------------------                    ----------
        Charles E. Robinson                      $ 17,798
        Wesley E. Carson                           26,696
        John R. Ayers                              11,258
        Kevin P. Hemenway                          48,742
        Leonard A. Steinberg                       27,820

        Certain executive officers are also participants in the Alaska Communications Systems Retirement Plan ("ACS Plan"), a company-sponsored defined benefit plan created in 1999 to receive assets and liabilities for employees that participated in the CenturyTel Retirement Plan prior to our acquisition of CenturyTel's Alaska properties on May 14, 1999. Retirement benefits, delivered in accordance with ACS Plan provisions, are frozen as of May 14, 1999 and the ACS Plan does not accrue additional benefits on behalf of any of its participants.

COMPENSATION OF DIRECTORS

        We compensate our non-employee Directors for serving on the Board of Directors. Each non-employee Director receives an annual retainer fee of $28,000 plus an additional $1,500 for each Board of Directors and/or committee meeting attended. Directors are required to receive not less than 25% of their annual retainer and meeting fees in the form of ACS Group's stock, and may elect to receive up to 100% of director's compensation in the form of stock. A director may also choose to defer receipt of the cash fees or such stock. The stock based compensation component of Directors' compensation is provided under the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan.

        During January 2000, the Board of Directors approved a special award to Mr. Carl H. Marrs of 7,500 shares under the under the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

        Before completion of the acquisitions of substantially all of our operations on May 14, 1999, we entered into new employment arrangements with some of our employees relating to their employment with us and Alaska Communications Systems Holdings, Inc., their ownership of our common stock and the granting of options to purchase shares of our common stock following the completion of these acquisitions.

        EMPLOYMENT AGREEMENT WITH CHARLES E. ROBINSON - Under the employment agreement among Alaska Communications Systems Group, Inc., Alaska Communications Systems Holdings, Inc. and Charles E. Robinson, dated as of March 12, 1999, Mr. Robinson served as the Chairman of the Board of Directors, Chief Executive Officer and President of Alaska Communications Systems Group, Inc. and Alaska Communications Systems Holdings for a three-year period, which will be extended automatically for successive additional one-year periods unless either our Board of Directors, or Mr. Robinson gives no less than 90 days written notice of an intention not to extend the term. On October 7, 1999, Mr. Carson became our President and Chief Operating Officer while Mr. Robinson retained his title of Chairman of the Board and Chief Executive Officer. Mr. Robinson will receive an initial annual base salary of $500,000, which may be increased at the beginning of each year following the first year of employment. Mr. Robinson will be eligible for an annual bonus equal to 100% of his annual base salary for each calendar year based on our attainment of mutually determined business targets, with appropriate adjustments to the extent we exceed or fail to reach these targets. In no event will Mr. Robinson's annual bonus be less than $200,000. Mr. Robinson's employment agreement also provides for other customary benefits including fringe benefit plans, paid vacation, life and disability insurance plans and expense reimbursement.

        Under the Robinson employment agreement, if Mr. Robinson's employment were to be terminated by Mr. Robinson for good reason or following a change in control or by Alaska Communications Systems Group, Inc. without cause, we would be obligated to pay Mr. Robinson a lump sum cash payment in an amount equal to the sum of:

        o       Mr. Robinson's annual base salary, as then in effect, plus

        o Mr. Robinson's most recent annual bonus, as well as reimbursement for the cost of continuing health insurance coverage under COBRA for twelve months.

In addition, upon the termination of Mr. Robinson's employment, the number of then-unvested options will vest as are necessary to vest at least one-third of all options received by Mr. Robinson. In addition, in the event we decide at any time not to extend the term of his employment agreement, we will pay Mr. Robinson the sum of:

        o       Mr. Robinson's annual base salary, as then in effect, plus

        o       Mr. Robinson's most recent annual bonus, plus

        o reimbursement for the cost of continuing health insurance coverage under COBRA for twelve months.

        The employment agreement with Mr. Robinson also provides that during his employment and during the 12-month period following any termination of his employment, Mr. Robinson will not directly or indirectly own, make equity or debt investments in, manage, control, participate in, consult with, advise, render services to, or in any manner engage in, or be connected as an employee, officer, partner, director, consultant or otherwise with:

        o any enterprise engaged in the provision of local exchange or wireless telecommunications services in any state in which:

                -       we, our affiliates or subsidiaries, or

                - any entity that is a party to an acquisition agreement with us, our affiliates or subsidiaries is engaged in the provision of local exchange or wireless telecommunications services, or

        o any enterprise that is the subject of a potential transaction made known to us, our affiliates or subsidiaries, or Mr. Robinson during or at any time prior to the termination of his employment agreement, that is engaged in the provision of local exchange or wireless telecommunications services.

        However, Mr. Robinson may be a passive owner of not more than one percent of any publicly traded class of capital stock of any entity engaged in the provision of local exchange or wireless telecommunications services. The Robinson employment agreement also provides for other non-inducement and non-solicitation restrictions during Mr. Robinson's employment and during the 12-month period following any termination of his employment.

        EMPLOYMENT AGREEMENT WITH WESLEY E. CARSON - Under the employment agreement, dated March 12, 1999, by and among Alaska Communications Systems Group, Inc., Alaska Communications Systems Holdings, Inc.

and Wesley E. Carson, Mr. Carson served as our Executive Vice President and Alaska Communications Systems Holdings for a two-year initial term subject to annual extensions thereafter at an annual base salary of $200,000. On October 7, 1999, Mr. Carson assumed the title of President and Chief Operating Officer of Alaska Communications Systems Group, Inc. Previously, Mr. Robinson held the title of President. Mr. Carson's employment agreement generally contains provisions similar to those in Mr. Robinson's employment agreement, except that:

        o       Mr. Carson does not have a guaranteed minimum annual bonus, and

        o Mr. Carson's employment agreement does not provide any additional rights with respect to vesting of then-unvested options upon termination.

        EMPLOYMENT AGREEMENT WITH JOHN R. AYERS - Under the employment agreement, dated May 24, 1999, by and among Alaska Communications Systems Group, Inc., Alaska Communications Systems Holdings, Inc. and John R. Ayers, Mr. Ayers served as our Senior Vice President of Marketing and Sales and Alaska Communications Systems Holdings for a two-year initial term subject to annual extensions thereafter at an annual base salary of $200,000. In November 2000, Mr. Ayers assumed the title of Executive Vice President and Chief Operating Officer of Alaska Communications Systems Group, Inc. Previously, Mr. Carson held the title of Chief Operating Officer. Mr. Ayers' employment agreement generally contains provisions similar to those in Mr. Robinson's employment agreement, except that:

        o       Mr. Ayers does not have a guaranteed minimum annual bonus,

        o Mr. Ayers will be eligible for an annual bonus equal to 50% of his annual base salary, and

        o Mr. Ayers' employment agreement does not provide any additional rights with respect to vesting of then-unvested options upon termination.

        STOCK OPTIONS, RESTRICTED STOCK AND CHANGE OF CONTROL PROVISIONS - Generally, all stock options granted to each of the Executive Officers under any applicable stock option plan of the Company will become fully and immediately vested and exercisable, and all restriction on shares of restricted stock will lapse, upon the occurrence of any change of control transaction affecting the Company.

        Terms and conditions of the

        o       Employment Agreements,

        o       the Stockholders' Agreement,

        o       the ALEC Holdings, Inc. 1999 Stock Incentive Plan,

        o       the Alaska Communications Systems Group, Inc. 1999 Stock
                Incentive Plan,

        o the Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan, and

        o the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

are hereby incorporated by reference to the agreements, which are listed as exhibits to our Annual Report on Form 10-K for 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As described below, the compensation for our executive officers was determined by the members of the Compensation and Personnel Committee of the Board of Directors for all compensation established after February 9, 2000. The members of the Compensation and Personnel Committee are Mr. W. Dexter Paine, III, Mr. Carl A. Marrs and Mr. Charles E. Robinson. Mr. Robinson is the only member of the Compensation and Personnel Committee who is an officer of the company. Prior to February 9, 2000, the date on which the Compensation and Personnel Committee was established, compensation of our executive officers was determined by the Board of Directors as constituted at the time of the decision. In addition, our officers Charles E. Robinson and Wesley E. Carson participated in these deliberations other than with respect to their own compensation.

REPORT OF COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation and Personnel Committee of the Board of Directors of Alaska Communications Systems Group, Inc. has furnished the following report on executive compensation. The Compensation and Personnel Committee, comprised of Board Chairman Charles E. Robinson, Mr. W. Dexter Paine, III, and Mr. Carl A. Marrs, is responsible for setting and administering compensation, including base salaries, annual incentives and stock option grants paid or awarded to our executive officers. The Compensation Committee also oversees and approves incentive plan design, costs and administration. This report discusses the Compensation Committee's activities and implementation of policies regarding compensation paid to our executive officers for 2000.

        OVERVIEW - The Compensation and Personnel Committee's executive compensation policy has the following objectives:

        o To align the interests of our executives and other key employees with those of our customers, shareholders, employees and our strategic objectives.

        o To link compensation of executives to the company's financial performance.

        o To provide a compensation and benefits package designed to attract, motivate and retain executives of outstanding ability.

        o To establish base salaries and total cash compensation targets for each executive, considering relevant market data generally at or about the 50th percentile and industry-specific peers.

        o To offer significant levels of at-risk compensation in the form of performance-based incentives and stock options, so as to balance that the long-term rewards available to our executive officers will have a direct correlation to shareholder value.

        BASE SALARIES - The Compensation and Personnel Committee reviews recommendations and sets the salary levels of executive officers to be effective on or about April 1 of each year. This review is based on a review of each executive's level of responsibility and individual performance during the prior year, and an assessment of external market comparisons and internal equity considerations. During the review for 2000, the Committee took into account how our compensation compared to compensation paid by competing companies, along with our performance and available resources. At the Committee's request, our Human Resources Division, assisted by an outside consultant, evaluated the total compensation package of executives in relation to competitive pay levels. Pay for the company's executives was then established and approved using market reference points from general industry and the telecommunications industry, and a specific peer company analysis was conducted.

        ANNUAL CASH INCENTIVES - All executive officers participated in the annual Executive Bonus Plan (the "Bonus Plan") during 2000. Awards under the Bonus Plan are earned based upon our EBITDA (earnings before taxes, interest, depreciation and amortization) performance. The Board of Directors set a target EBITDA of $116,700 for 2000 at which executive officers would receive 100% of their target bonus. The Bonus Plan provides for modification of total dollars included in the bonus pool, up or down, based on our performance relative to target EBITDA and also modification of individual awards, up or down, based on an individual's performance in relation to established objectives. No bonus pool is established if our financial performance is less than 96% of our annual EBITDA target. Unadjusted EBITDA performance for 2000 fell below target; however, the Board of Directors approved one time adjustments resulted in approval of a modified bonus pool for executives and key contributors.

        LONG-TERM INCENTIVE COMPENSATION (STOCK INCENTIVE PLANS) - In 1999, our company established the ALEC Holdings, Inc. 1999 Stock Incentive Plan and the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan (collectively "the Incentive Plans"). Alaska Communications Systems Group, Inc.'s long-term performance incentive programs provide our executive officers with the opportunity to receive stock options conditioned on the achievement of certain performance targets based on our EBITDA and other performance related goals. The programs allow executive officers to buy specified numbers of shares of common stock at the value of the stock at the time of the grant. Options granted are subject to graduated vesting over specified periods not to exceed five (5) years. Generally, the executive may exercise vested shares anytime over the course of ten years. These programs are designed to promote our success and enhance our value by linking the interests of our officers to those of our stockholders and by providing participants with an incentive for outstanding performance. The Incentive Plans set aside up to 4,910,486 shares of Alaska Communications Systems Group, Inc.'s common stock for allocation among the key contributors, including executives, poised to significantly impact the business. The level of grants varies based on the individual's ability to impact long-term results. In addition to grants reported for the 1999 performance year, grants for 2000 were approved by the Board of Directors on February 9, 2000 and November 20, 2000. The Board of Directors has, from time to time, approved individual grants at other dates in recognition of promotions and for newly hired executives. As of December 31, a total of 3,997,750 options were outstanding from the Incentive Plans, of which 2,547,500 are held by executive officers named in the Summary Compensation Table.

        OTHER BENEFITS - We also provide certain other benefits to our executive officers including car allowances and the reimbursement of moving expenses.

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER - The criteria, standards and methodology used by the Committee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those described above, with particular emphasis on peer group companies. Based on its review of data compiled by the Human Resources Division, with assistance by an outside consultant, the Board of Directors set Mr. Robinson's base compensation for 2000 at an annual rate of $500,000. Mr. Robinson received an annual bonus of $375,000 in 2000, or 75% of the targeted amount. Mr. Robinson was granted 100,000 stock options on each of February 9, 2000 and November 20, 2000. In January 2000, prior to the formation of the Compensation and Personnel Committee, the Board of Directors, as then constituted, cancelled certain indebtedness of Mr. Robinson and awarded him a special nonrecurring cash bonus. Mr. Robinson's cancelled indebtedness, including interest accrued thereon, was $447,026 and his nonrecurring cash bonus was $340,000.

        SUMMARY - The Board of Directors believes that the motivation of our executive officers to assure effective leadership of the business is critical to our success in a competitive marketplace. Effective incentives through compensation programs are essential ingredients contributing to our success. The Board of Directors believes that our compensation programs are effective in motivating behaviors that will create shareholder value in the short and long term.

        Submitted by the members of the Compensation and Personnel Committee

        Charles E. Robinson, Chair
        W. Dexter Paine, III
        Carl H. Marrs

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

        The Internal Revenue Code limits the tax deduction for compensation expense in excess of $1,000,000 a year for each of the five highest paid executive officers. This tax provision, Section 162(m), is a new provision as of 1993. Performance-based compensation, however, can be excluded from the determination of compensation expense if it meets certain requirements. The Compensation Committee's policy is to qualify executive compensation programs for the performance-based exclusion to the extent possible.

        We approved the ALEC Holdings, Inc. 1999 Stock incentive Plan and the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan. These plans are in compliance with Section 162(m) of the Internal Revenue Code. Stock grants made pursuant to the ALEC Holdings, Inc. 1999 Stock incentive Plan and the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan and that are performance-based compensation, therefore, may be exempt as a compensation expense under Section 162(m), if so determined by the Compensation Committee. This outcome would permit us the maximum tax benefit. The performance-based restricted stock awards have annual measures and goals that allow the awards to qualify as performance-based compensation under

Section 162(m). The annual cash incentive awards made under the Executive Bonus Plan also qualify as performance-based compensation.

        The Compensation and Personnel Committee believes it is appropriate to consider the tax implications of our compensation plans, but the Compensation and Personnel Committee does not believe it is necessarily in our or our stockholders' best interest for all plans to meet the requirements of Section 162(m) deductibility. Accordingly, the Compensation Committee anticipates that we may lose or defer deductions in future years with respect to vesting of the time-based restricted stock grants or other awards.

PERFORMANCE GRAPH

        The following line graph compares the cumulative total stockholder return on our common stock from November 18, 1999 through December 31, 2000 with the cumulative total return of the Standard and Poor's Corporation Composite 500 Index (the "S&P 500") and the cumulative total return of a peer group index. The graph assumes an initial investment of $100 in our common stock and in each of the S&P 500 and peer group indices on November 18, 1999, and assumes that dividends, if any, were reinvested.

        The peer group index consists of the following companies:


        o       CenturyTel, Inc. (formerly Century Telephone Enterprises, Inc.)

        o       NTELOS Inc. (formerly CFW Communications Company)

        o       Commonwealth Telephone Enterprises, Inc.

        o       Conestoga Enterprises, Inc.

        o       CT Communications, Inc.

        o       D&E Communications, Inc.

        o       General Communication, Inc.

        o       ITC Deltacom, Inc.

        o       Telephone and Data Systems, Inc.

        o       Warwick Valley Telephone Company

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

               COMPARISONS OF CUMULATIVE TOTAL STOCKHOLDER RETURNS

                                             11/18/99      12/31/99     12/31/00
                                             --------      --------     --------
Alaska Communications Systems Group, Inc.     $100.00        $88.79       $52.02
S&P 500 Index                                 $100.00       $105.89       $96.25
Peer Group Index                              $100.00        $99.86       $68.56

                      PROPOSAL TWO: APPOINTMENT OF AUDITORS

        We have appointed Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. We are submitting this selection to you for your approval. Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended December 31, 2000.

        Deloitte & Touche LLP has examined the financial statements of the Company since 1999. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions posed by those attending. The following summarizes the fees paid to Deloitte & Touche for services rendered during fiscal 2000.

        AUDIT FEES - The aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of our financial statements for the 2000 fiscal year and the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q for the 2000 fiscal year were $334,140.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES - Deloitte & Touche did not render any services to ACS Group for financial information systems design and implementation during the 2000 fiscal year.

        ALL OTHER FEES - Deloitte & Touche billed $920 in other professional fees to ACS Group during the 2000 fiscal year for tax research.

        The Audit Committee of the Board of Directors has considered whether Deloitte & Touche's provision of services other than services rendered in connection with the audit of ACS Group's annual financial statements is compatible with maintaining Deloitte & Touche's independence and recommended their reappointment to the Board of Directors. If you do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider its appointment.

        VOTE REQUIRED

        The favorable vote of at least a majority of the shares of common stock present in person or by proxy and voting at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH
APPOINTMENT.

                                  OTHER MATTERS

        We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. However, if other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

        ANNUAL REPORT AND FORM 10-K

        We are mailing a copy of our 2000 Annual Report and our Annual Report on Form 10-K for the 2000 fiscal year together with this proxy statement to stockholders of record on the Annual Meeting record date. Any stockholder who desires additional copies may obtain one (excluding exhibits), without charge, by addressing a request to the Assistant Secretary, Alaska Communications Systems Group, Inc., 510 L Street, Suite 500, Anchorage, Alaska 99501. We will charge an amount equal to the reproduction cost if the exhibits are requested.

                         ANNUAL MEETING OF STOCKHOLDERS
                  OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

        The 2001 Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. will be held on Friday, June 15, 2001, beginning at 10:00 a.m. local time, at the Company's second floor conference room at 3900 Denali Street, Anchorage, Alaska in the second floor conference room. Doors to the meeting will open at 9:30 a.m.

                    Alaska Communications Systems Group, Inc
                               3900 Denali Street
                             Anchorage, Alaska 99503
                               Phone: 907-297-3000
                                Fax: 907-297-3100

Directions to the Company's second floor conference room at 3900 Denali Street:

        o       From the Airport, take International Airport Road East.

        o Go approximately 1.9 miles and bear right onto the Minnesota Boulevard North ramp.

        o Continue North on Minnesota approximately 0.5 miles and turn right at the first stoplight onto Tudor Road.

        o Continue on Tudor approximately 1.2 miles and turn left onto Denali Street.

        o Alaska Communications Systems Group, Inc's building is on the left side at 3900 Denali Street, approximately 0.3 miles from Tudor Road.

                                                                      APPENDIX A

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

               The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Alaska Communications Systems Group, Inc. (the "Company") in fulfilling the Board's oversight of the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor.

               In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties are the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law (the "DGCL"). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the DGCL to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such at the outside auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and that the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

MEMBERSHIP

        The Committee shall consist of four members of the Board, including such "independent directors" as defined in the rules of The NASDAQ Stock Market. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Except as provided above, each Committee member shall satisfy the independence and experience requirements of The NASDAQ Stock Market, including any exceptions thereto.

COMMITTEE ORGANIZATION AND PROCEDURES

1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

3. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

4. The Committee may include in its meetings members of the Company's financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may also meet privately with management, as it deems appropriate.

5. The Committee may, in its discretion, retain outside legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

6. A majority vote of the members of the Committee shall be required for any action of the Committee. If a vote of the members of the Committee does not result in a majority, the issue shall be resolved by a majority of the independent members of the Committee.

OVERSIGHT

Outside Auditor

7. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. The Committee shall review and select the outside auditor and, if necessary, recommend that the Board replace the outside auditor; recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders; and approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

8. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's independence.

Annual Audit

9. The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

10. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

11. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

12. The Committee shall, based on the review and discussions in paragraphs 9 and 10 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 7 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

13. The outside auditor shall review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards 71, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

14. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

15. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

Internal Audit

16. The hiring, evaluating, funding and replacing of the senior internal audit manager shall be discussed with the Committee, or with the Chair of the Committee, as periodically warranted.

17. The senior internal audit manager shall furnish to the Committee a copy of each audit report prepared by the internal auditors.

18. The Committee shall discuss with the senior internal audit manager the activities and organizational structure of the Company's internal audit function, the qualifications of the primary personnel performing such function, and any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager

Miscellaneous

19. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

20. The Committee shall review legal and regulatory matters that may have a material impact on the financial statements and related compliance policies and programs.

21. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

22. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                      PROXY

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

               The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 27, 2001 and holding common stock of Alaska Communications Systems Group, Inc ("Company") of record determined as of April 20, 2001, hereby appoints Leonard A. Steinberg, General Counsel and Secretary, on behalf of the Board of Directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend the annual meeting ("Annual Meeting") of shareholders, to be held on Friday, June 15, 2001, beginning at 10:00 a.m. local time, at the Company's offices at 3900 Denali Street, second floor conference room, Anchorage, Alaska and any adjournment or adjournments of the Annual Meeting. The undersigned further directs those holders of this Proxy to vote at the Annual Meeting, as specified in the Proxy, all of the shares of common stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                           PLEASE MARK VOTE
                                                            IN BOX IN THE
                                                              FOLLOWING      [X]
                                                             MANNER USING
                                                            DARK INK ONLY


     The Board of Directors recommends a vote "FOR" proposals 1 and 2. If no direction is made, it will be voted "FOR" proposals 1 and 2. If any other business properly comes before the annual meeting, the
             Proxy will be voted at the discretion of your proxies.

                                                      FOR           WITHHOLD
                                                  all nominees    AUTHORITY to
                                                 (excepted as       vote for
                                                 written below)    all of the
                                                      [ ]        listed nominees
                                                                      [ ]
1.  ELECTION OF DIRECTORS
    To elect Charles E. Robinson, W. Dexter
    Paine, III, Saul A. Fox, Carl H. Marrs,
    Byron I. Mallott, Wray T. Thorn, and
    Brian Rogers as Directors for one-year
    terms expiring at the 2002 Annual Meeting.

    -----------------------------------
                                                 FOR       AGAINST      ABSTAIN
                                                 [ ]         [ ]          [ ]

2.  To ratify the appointment of
    Deloitte & Touche LLP as independent
    auditors for the year ending
    December 31, 2001:

3. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment, thereof, including matters incidental to the conduct of the meeting.

The undersigned hereby ratifies and confirms all that the proxyholder or the holder's substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the Annual Meeting or any adjournments of the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying the Notice.

Signature of Shareholder(s)  ___________________  Print Name ___________________
Date  __________, 2001

Please date this Proxy, sign it above as your name (or names) appears and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation, please give that title.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE